Exhibit 10.16


                                   ENZON, INC.
                               20 Kingsbridge Road
                          Piscataway, New Jersey 08854
                                 (732) 980-4500

                                  CONFIDENTIAL

                                                                    July 2, 2002

Via Hand Delivery
Jeffrey McGuire, Ph.D.
50 Durham Road
Easton, PA 18042

Re: Transition Agreement

Dear Jeff:

      This letter (the "Agreement") sets forth the agreement relating to your resignation effective as of the close of business on July 2, 2002 (the "Transition Date) from your current position as an officer of Enzon, Inc. (the "Company") and our desire to employ you on a full-time basis, and your desire to accept such full-time employment, during a transition period from the Transition Date through July 31, 2002 (such date, or such earlier date on which your employment with the Company terminates as provided in this Agreement, the "Full-Time Termination Date").

      1. Your resignation as Senior Vice President, Scientific Affairs of the Company is hereby accepted effective as of the Transition Date.

      2. Commencing on the Transition Date and ending on the Full-Time Termination Date (the "Transition Period"), the Company will employ you on a full-time basis and you will perform such duties and responsibilities as may be assigned to you from time to time by the Chief Scientific Officer of the Company (the "CSO"). You will report directly to the CSO. Your compensation for the Transition Period will be Twenty Thousand Eight Hundred Thirty-Three Dollars and Thirty-Three Cents ($20,833.33) per month payable in accordance with the Company's customary payroll practices. During the Transition Period, you will be entitled to participate on the same basis and at the same level as other employees, in any group insurance, hospitalization, medical health and accident, disability, similar plans or programs of the Company now existing or hereinafter established to the extent that you are eligible under the general provisions thereof. Without limiting the foregoing, during the Transition Period, your stock options will continue to vest in accordance with their respective terms and you will maintain the right to exercise any and all vested options while you remain employed. The Company may terminate your employment at any time prior to the Full-Time Termination Date only for "Cause." "Cause" will be limited to: (i) your material breach of your duties (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on your part, which is committed in bad faith or without reasonable belief that such

Jeffrey McGuire, Ph.D.
July 2, 2002
Page 2

breach is in the best interests of the Company; (ii) your conviction of any crime involving moral turpitude or any felony; or (iii) your willful engagement in conduct that is demonstrably and materially injurious to the Company. You may terminate your employment voluntarily on 30 days' prior notice to the Company and your employment would also terminate on your death. If your employment is terminated for "Cause," you will be entitled to compensation only through the effective date of termination.

      3. Commencing on the date immediately following the Full-Time Termination Date, you will continue to work up to five (5) hours per month for the Company as a part-time employee as requested by the Company through July 1, 2003. You may perform the part-time employment required pursuant to this paragraph 3 by phone, if acceptable to the Company, or at the Company's offices in Piscataway, New Jersey. The Company will use its best efforts to aggregate services requested in a month. For purposes of the Company's Non-Qualified Stock Option Plan and determining the vesting of options granted to you under such Plan, the Compensation Committee has determined that you will continue to be deemed to be an employee of the Company during the period in which you work for the Company as a part-time employee or make yourself available to work for the Company as a part-time employee pursuant to this paragraph 3, provided that if you refuse or fail to provide such part-time services, or if you accept Full-Time Employment with any other employer during such period, or you die during such period, you will no longer be deemed to be an employee of the Company for such purposes as of the date you refuse or fail to provide such part-time services, or the date you commence such Full-Time Employment, or the date you die. For purposes of this Agreement, Full-Time Employment will mean employment in which you work at least 37.5 hours per week. In accordance with the terms of the Company's Non-Qualified Stock Option Plan and the options granted to you under such Plan, as of the date you are no longer deemed an employee under this paragraph or otherwise, all vesting of stock options will cease but you will have 190 days thereafter in which to exercise any or all stock options vested as of the date you are no longer deemed an employee of the Company (or until such earlier date(s) as the options will expire by their respective terms); provided, however, if you are no longer deemed an employee by reason of your death, the executors or administrators, or legatees or heirs, of your estate will have the right to exercise the options to the extent that you were entitled to exercise the options on the date of your death from time to time thereafter, but in no event following the date which is ten years from the date the options were granted.

      4. On or before the Full-Time Termination Date, you will execute a release in the form attached hereto as Exhibit A (the "Bring-Down Release"), releasing the Company from any claims you may have against it relating to your employment as provided in paragraph 2.

      5. In consideration for signing this Agreement and in exchange for the promises, covenants and waivers set forth herein, provided you have not revoked this Agreement as set forth below and subject to your compliance with its terms, including but not limited to execution and delivery of the Bring-Down Release by the Full-Time Termination Date, and your not revoking the Bring-Down Release as provided therein, and provided that your employment has not been terminated for Cause as set forth in Paragraph 2 above:

Jeffrey McGuire, Ph.D.
July 2, 2002
Page 3

      a. For eleven (11) months commencing on August 1, 2002 the Company will pay you Twenty Thousand Eight Hundred Thirty-Three Dollars and Thirty-Three Cents ($20,833.33) per month payable in accordance with the Company's customary payroll practices. If you wish to receive a lump sum payment for the balance of the remainder of the above stated severance pay, you must notify the company of your intention in writing 30 days prior to receiving such payment. On the date you receive your lump sum payment your Part-Time employment with the Company will cease along with all benefits provided to part-time employees,and your stock options will no longer continue to vest except as specifically provided by the applicable plan document.

      b. You will be entitled to participate in the bonus pool which may be awarded to officers of the Company for the fiscal year ending June 30, 2002. The amount of the award will be based both on your performance and that of the Company during the fiscal year 2002. The bonus amount will be made available in August, when such bonus payments are normally paid to officers of the Company, and will be subject to all applicable taxes, including but not limited to state and federal income and employment taxes. Nothing contained herein will guarantee that any bonus will be paid to you and you will only receive a bonus as determined hereunder if the other officers of the Company are awarded a bonus.

      c. The Company agrees to provide you, and any spouse and/or dependents receiving medical and dental coverage as of your severance date under a group health plan sponsored by the Company ("Family Members"), with continued group health coverage, including medical and dental coverage, as otherwise required under applicable state continuation law and the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"). The Company will reimburse you for the total applicable premium cost for medical and dental COBRA continuation coverage elected for you and your Family Members for a period of up to eleven (11) months commencing on the Full-Time Termination Date. In the event you obtain Full-Time Employment within eleven (11) months of the Full-Time Termination Date with an entity other than the Company, and you and your Family Members become eligible for a group health plan of such entity providing medical and/or dental coverage, the Company's obligation to reimburse you for the total applicable premium cost of medical and dental continuation coverage elected will cease as of the date such coverage for you and your Family Members under such group health plan becomes effective. As a condition of receiving the continuing medical and dental coverage, you will be required to notify Human Resources promptly following the date on which you obtain Full-Time Employment with another company.

Jeffrey McGuire, Ph.D.
July 2, 2002
Page 4

      d. You will also receive a lump sum payment for any accrued and unused 2002 Compensated Time Off as of the Full-Time Termination Date.

      6. In the event you die during the period in which you are entitled to the benefits provided in paragraph 5(c) hereof, the Company will continue to reimburse your Family Members for the premium cost for COBRA continuation coverage through the date which is eleven (11) months from the Full-Time Termination Date.

      7. This Agreement is unfunded. No fund is being set aside or allocated specifically for the purpose of this Agreement. All payments hereunder will be paid out of the general assets of the Company. You will not have any secured or preferred interest by way of a trust, escrow, lien or otherwise in any specific asset of the Company for unpaid payments under this Agreement.

      8. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as will be required to be withheld pursuant to any applicable law or regulation.

      9. We hereby agree that the Employee Retention Agreement dated August 3, 2001 (the "Employee Retention Agreement") between you and the Company, is hereby terminated and of no further force and effect.

      10. In consideration of the payments and benefits described in paragraph 5 of this Agreement, and for other good and valuable consideration, you hereby release and forever discharge, and by this instrument release and forever discharge, the Company and its subsidiaries and their respective successors, assigns, representatives, agents, attorneys, shareholders, officers, directors and employees (the "Company Released Parties"), from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which you ever had, now have, or which may arise in the future, regarding any matter arising on or before the date of execution of this Agreement, including but not limited to all claims (whether known or unknown) regarding your employment at or termination of employment from the Company, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys' fees, any tort, and all claims for alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, disability, or retaliation, including any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act of 1990; the Americans With Disabilities Act of 1990; the Civil Rights Act of 1866, 42 U.S.C., 1981; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act of 1988; the New Jersey Conscientious Employee Protection Act; the New Jersey Law Against Discrimination; and any other federal, state or local laws, rules or regulations, whether equal employment opportunity laws, rules or regulations or otherwise, or any right under any of the Company's pension, welfare, or stock plans. The foregoing release by you does not apply to any of your rights under this Agreement.

Jeffrey McGuire, Ph.D.
July 2, 2002
Page 5

      11. You represent and agree that you have not filed any lawsuits against any of the Company Released Parties, or filed or caused to be filed any charges or complaints against any of the Company Released Parties with any municipal, state or federal agency charged with the enforcement of any law. You also agree, to the extent consistent with applicable law, not to initiate any legal action, complaint, statement of claim or demand for arbitration against any Company Released Parties in any forum whatsoever, in connection with the claims released hereby. In addition, to the extent any such action may be brought, you expressly waive any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action, or in connection with any action brought by a third party. If you violate this Agreement by filing or bringing any claims or actions contrary to this paragraph, you will immediately forfeit all right to any and all future payments or services, as the case may be, if any, under paragraph 5 of this Agreement. You also agree to pay all costs and expenses of any Company Released Party in defending against such claims or actions brought by you, including reasonable attorneys' fees.

      12. You represent, warrant and acknowledge that the Company owes you no wages, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay or other compensation or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement and under the stock option certificates dated July 21, 1998, July 20, 1999 and July 31, 2000 (collectively, the "Stock Option Certificates").

      13. You will not disparage or criticize any of the Company Released Parties, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against any Company Released Parties, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

      14. Upon service on you of any subpoena, order, directive or other legal process requiring you or the Company to engage in conduct encompassed within paragraphs 11 and 13 of this Agreement, you will immediately notify the Company of such service and of the content of any testimony or information to be provided pursuant to such subpoena, order directive or other legal process and within two (2) business days send to the Company, via overnight delivery, a copy of said document served upon you.

      15. You will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by you, pertinent knowledge possessed by you, or any act or omission by you. You will perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph. The Company will pay you a per diem, as reasonably requested by you, and reimburse you for all expenses incurred pursuant to this paragraph.

Jeffrey McGuire, Ph.D.
July 2, 2002
Page 6

      16. The "Noncompete Period" will commence upon execution of this Agreement and continue through the date which is eleven (11) months following the Full-Time Termination Date. In consideration for the benefits provided to you under this Agreement, during the Noncompete Period, you will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, employee, consultant, representative or otherwise, become, or be interested in or associated with any other person, corporation, firm, partnership or entity, engaged to a significant degree in (x) developing, marketing or selling enzymes, protein-based biopharmaceuticals or other pharmaceuticals that are modified using polyethylene glycol ("PEG") or PEG containing polymers, (y) developing, marketing or selling single-chain antigen-binding proteins or polypeptides or (z) any technology or area of business in which the Company becomes involved to a significant degree during the term of your Full-Time Employment with the Company. For purposes of the preceding sentence, to determine whether any entity is engaged in such activities to a "significant degree" comparison will be made to the Company's operations at that time. In other words, an entity will be deemed to be engaged in an activity to a significant degree if the number of employees and/or amount of funds devoted by such entity to such activity would be material to the Company's operations at that time. Notwithstanding anything to the contrary contained herein, you will be entitled to work with or for (i) an entity that is developing, marketing or manufacturing monoclonal antibodies, (ii) a licensee of the Company if the only activities conducted by such licensee that would be covered by the restrictions in this paragraph 16 are conducted pursuant to, and covered by, the license granted by the Company and (iii) an entity that is engaged in a research project that would be covered by the restrictions in this paragraph 16 if such research project is not material to such entity and you would have no direct involvement in such research project; provided in the case of employment covered by clauses (ii) and (iii) you will have provided the Board of Directors of the Company (the "Board") with a detailed description of the proposed employment and obtained the written consent of the Board (which consent will not be unreasonably withheld) prior to commencing any such employment. You are hereby prohibited from ever using any of the Company's proprietary information or trade secrets to conduct any business, except for the Company's business, while you are employed by the Company. The provision contained in the preceding sentence will survive the termination of your employment with the Company. In the event you breach any of the covenants set forth in this paragraph 16, the running of the period of restriction set forth herein will cease and will recommence upon your compliance with the terms of this paragraph
16. Notwithstanding the above, ownership by you, as a passive investment, of less than five percent of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded on Nasdaq will not constitute a breach of this paragraph 16.

      17. You recognize and acknowledge that information relating to the Company's business, including, but not limited to, information relating to patent applications filed or to be filed by the Company, trade secrets relating to the Company's products or services, and information relating to the Company's research and development activities, will be and remain the sole and exclusive property of the Company and are valuable, special and unique assets of the Company's business. You will not, during or after the term of your employment by the Company, disclose any such information to any person, corporation, firm, partnership or other

Jeffrey McGuire, Ph.D.
July 2, 2002
Page 7

entity. The provisions of this paragraph 17 will survive the termination of your employment with the Company.

      18. You agree that the covenants and agreements contained in paragraphs 16 and 17 are material to this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the Company's interests, properties and business; that irreparable loss and damage will be suffered by the Company should you breach any of such covenants and agreements; that given the unique nature of the Company's business such loss and damage would be suffered by the Company regardless of where a breach of such covenants and agreements occur, thus making the absence of a geographical limitation reasonable; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability or breach of any such covenant or agreement will not affect the validity or enforceability of any other such covenant or agreement or any other provision of this Agreement; and that, in addition to other remedies available to it, the Company will be entitled to both temporary and permanent injunctions and any other rights or remedies it may have, at law or in equity, to prevent a breach or contemplated breach by you of any such covenants or agreements. Notwithstanding anything herein to the contrary, if a period of time or other restriction specified in paragraphs 16 or 17 should be determined to be unreasonable in a judicial proceeding, then the period of time or other restriction will be revised so that the covenants contained in paragraph 16 or 17 may be enforced during such period of time and in accordance with such other restrictions as may be determined to be reasonable.

      19. You agree to assign and do hereby assign to the Company all tangible and intangible property, including, but not limited to, inventions, developments or discoveries conceived, reduced to practice, made or discovered by you solely or in collaboration with others during the term of your employment with the Company, which relate in any manner to the subject manner expressed in paragraph 16 (x), (y) and (z) of this Agreement.

      20. Prior to the Full-Time Termination Date, you will deliver to the Company and retain no copies of any written materials, records and documents made by you or coming into your possession during the course of your employment with the Company which contain or refer to any proprietary or confidential information of the Company. Prior to the Full-Time Termination Date, you will deliver to the Company any and all property and equipment of the Company.

      21. In the event you materially breach this Agreement, in addition to the remedies set forth in paragraph 18, the Company will be entitled to recover and/or discontinue any payment and/or other benefits paid or payable under this Agreement and to obtain all other relief provided by law or equity. The prevailing party in any litigation resulting from any such claim will be entitled to recover reasonable attorneys' fees and expenses of litigation from the losing party.

      22. This Agreement together with the Bring-Down Release constitutes the entire agreement between the Company and you, and supersedes and cancels all prior written and oral agreements, if any, between the Company and you, except that the Stock Option Certificates will continue in full force and effect in accordance with their respective terms. You and the

Jeffrey McGuire, Ph.D.
July 2, 2002
Page 8

Company acknowledge that, in entering into this Agreement, you are not relying upon any oral or written promise or statement made by anyone at any time.

      23. This Agreement is binding upon you and the Company and your or its successors, assigns, heirs, executors, administrators and legal representatives, as the case may be.

      24. If any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses will be deemed severable, such that all other provisions, terms and clauses of this Agreement will remain valid and binding upon both parties. However, the illegality or unenforceability of any such provision will have no effect upon, and will not impair the enforceability of the release language set forth in paragraph 10, provided that, upon a finding by a court of competent jurisdiction that the release language found in paragraph 10 is unenforceable, the parties will rewrite paragraph 10 to cure the defect and you and a representative of the Company will reexecute the release and neither party will be entitled to any additional monies, benefits and/or compensation therefor.

      25. Without detracting in any respect from any other provision of this
Agreement:

      a. You, in consideration of the payments described in paragraph 5 of this Agreement, and for other good and valuable consideration, agree and acknowledge that this Agreement constitutes a knowing and voluntary waiver of all rights or claims you have or may have against the Company Released Parties as set forth herein, including, but not limited to, all rights or claims arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA; that you have no physical or mental impairment of any kind that has interfered with your ability to read and understand the meaning of this Agreement or its terms; and that you are not acting under the influence of any medication or mind-altering chemical of any type in entering into this Agreement.

      b. You understand that, by entering into this Agreement, you do not waive rights or claims that may arise after the date of your execution of this Agreement, including without limitation any rights or claims that you may have to secure enforcement of the terms and conditions of this Agreement.

      c. You agree and acknowledge that the consideration provided to you under this Agreement for the releases and waivers contained herein is in addition to anything of value to which you are already entitled.

      d. The Company hereby advises you to consult with an attorney prior to executing this Agreement.

Jeffrey McGuire, Ph.D.
July 2, 2002
Page 9

      e. You acknowledge that you were informed that you had at least twenty-one (21) days in which to review and consider this Agreement, and to consult with an attorney regarding the terms and effect of this Agreement.

      26. The Company agrees that you may revoke this Agreement within seven (7) days from the date you sign this Agreement, in which case this Agreement will be null and void and of no force or effect on either the Company or you. Any revocation must be in writing and received by the Company by 5:00 p.m. on or before the seventh day after this Agreement is executed by you. Such revocation must be sent to:

                                   ENZON, INC.
                               20 Kingsbridge Road
                          Piscataway, New Jersey 08854
                              Attention: Paul Davit

      27. This Agreement may not be changed or altered, except by a writing signed by the Company and you. This Agreement is entered into in the State of New Jersey, and the laws of the State of New Jersey will apply to any dispute concerning it, excluding the conflict-of-law principles thereof.

      28. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which, when taken together, will constitute one and same instrument

      YOU EXPRESSLY ACKNOWLEDGE, REPRESENT, AND WARRANT THAT YOU HAVE READ THIS AGREEMENT CAREFULLY; THAT YOU FULLY UNDERSTAND THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT THE COMPANY HAS ADVISED YOU TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT YOU HAVE HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; THAT YOU UNDERSTAND THAT THIS AGREEMENT HAS BINDING LEGAL EFFECT; AND THAT YOU HAVE EXECUTED THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY.

Jeffrey McGuire, Ph.D.
July 2, 2002
Page 10

      PLEASE READ CAREFULLY. THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES.


Date: July 2, 2002

                                      ENZON, INC.


                                      By:
                                          --------------------------------------
                                          Name: Paul Davit
                                          Title: Vice President, Human Resources

AGREED AND ACCEPTED:


------------------------

JEFFREY MCGUIRE, PH.D.


On this ____ day of _____, 2002, before me personally came Jeff McGuire, Ph.D., to me known to be the individual described in the foregoing instrument, who executed the foregoing instrument in my presence, and who duly acknowledged to me that he executed the same.


                                      ------------------------------------------
                                      Notary Public

You must sign and return this Agreement to the Company no later than 5:00 p.m. on the 21st day following receipt of this document or irrevocably lose the opportunity to receive the consideration detailed herein. You received this Agreement on July 2, 2002.

                                    EXHIBIT A


                             Jeffrey McGuire, Ph.D.
                                 50 Durham Road
                                Easton, PA 18042


                                                     _________________, 2002

Enzon, Inc.
20 Kingsbridge Road
Piscataway, New Jersey 08854
Attention:  Paul Davit

Gentlemen:

      I am executing and delivering this release (the "Release") pursuant to paragraph 4 of the Transition Agreement (the "Agreement") dated ___________, 2002, between Enzon, Inc. (the "Company") and me. Unless otherwise defined herein, capitalized terms used in this Release shall have the meanings ascribed to them in the Agreement.

      In consideration of the payments and benefits described in paragraph 5 of the Agreement, and for other good and valuable consideration, I hereby release and forever discharge, and by this instrument release and forever discharge, the Company and its subsidiaries and their respective successors, assigns, representatives, agents, attorneys, shareholders, officers, directors and employees (the "Company Released Parties"), from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which I ever had, now have, or which may arise in the future, regarding any matter arising on or before the date of execution of this Release, including but not limited to all claims (whether known or unknown) regarding my employment at or termination of employment from the Company, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys' fees, any tort, and all claims for alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, disability, or retaliation, including any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act of 1990; the Americans With Disabilities Act of 1990; the Civil Rights Act of 1866, 42 U.S.C., 1981; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act of 1988; the New Jersey Conscientious Employee Protection Act; the New Jersey Law Against Discrimination; and any other federal, state or local laws, rules or regulations, whether equal employment opportunity laws, rules or regulations or otherwise, or any right under any of the Company's pension, welfare, or stock plans. The foregoing release by me does not apply to any of my rights under the Agreement.

Enzon, Inc.
Page 2

      I represent and agree that I have not filed any lawsuits against any of the Company Released Parties, or filed or caused to be filed any charges or complaints against any of the Company Released Parties with any municipal, state or federal agency charged with the enforcement of any law. I also agree, to the extent consistent with applicable law, not to initiate any legal action, complaint, statement of claim or demand for arbitration against any Company Released Parties in any forum whatsoever, in connection with the claims released hereby. In addition, to the extent any such action may be brought, I expressly waive any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action, or in connection with any action brought by a third party. If I violate this covenant by filing or bringing any claims or actions contrary to this paragraph, I will immediately forfeit all right to any and all future payments or services, as the case may be, if any, under paragraph 5 of the Agreement. I also agree to pay all costs and expenses of any Company Released Party in defending against such claims or actions brought by me, including reasonable attorneys' fees.

      Without detracting in any respect from any other provision of this
Release:

            a. I, in consideration of the payments described in paragraph 5 of the Agreement, and for other good and valuable consideration, agree and acknowledge that this Release constitutes a knowing and voluntary waiver of all rights or claims I have or may have against the Company Released Parties as set forth herein, including, but not limited to, all rights or claims arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA; that I have no physical or mental impairment of any kind that has interfered with my ability to read and understand the meaning of this Release or its terms; and that I am not acting under the influence of any medication or mind-altering chemical of any type in entering into this Release.

            b. I understand that, by entering into this Release, I do not waive rights or claims that may arise after the date of my execution of this Release, including without limitation any rights or claims that I may have to secure enforcement of the terms and conditions of this Release.

            c. I agree and acknowledge that the consideration provided to me under the Release for the releases and waivers contained herein is in addition to anything of value to which I am already entitled.

            d. The Company hereby advises me to consult with an attorney prior to executing this Release.

            e. I acknowledge that I was informed that I had at least twenty-one (21) days in which to review and consider this Release, and to consult with an attorney regarding the terms and effect of this Release.

Enzon, Inc.
Page 3

      The Company agrees that I may revoke this Release within seven (7) days from the date I sign this Release, in which case this Release will be null and void and of no force or effect on either the Company or me. Any revocation must be in writing and received by the Company by 5:00 p.m. on or before the seventh day after this Release is executed by me. Such revocation must be sent to:

                                   ENZON, INC.
                               20 Kingsbridge Road
                          Piscataway, New Jersey 08854
                              Attention: Paul Davit

      This Release may not be changed or altered, except by a writing signed by the Company and me. This Release is entered into in the State of New Jersey, and the laws of the State of New Jersey will apply to any dispute concerning it, excluding the conflict-of-law principles thereof.

Enzon, Inc.
Page 4

      This Release may be executed in counterparts, each of which will be deemed an original, but all of which, when taken together, will constitute one and same instrument

      I EXPRESSLY ACKNOWLEDGE, REPRESENT, AND WARRANT THAT I HAVE READ THIS RELEASE CAREFULLY; THAT I FULLY UNDERSTAND THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS RELEASE; THAT THE COMPANY HAS ADVISED ME TO CONSULT WITH AN ATTORNEY CONCERNING THIS RELEASE; THAT I HAVE HAD A FULL OPPORTUNITY TO REVIEW THIS RELEASE WITH AN ATTORNEY; THAT I UNDERSTAND THAT THIS RELEASE HAS BINDING LEGAL EFFECT; AND THAT I HAVE EXECUTED THIS RELEASE FREELY, KNOWINGLY AND VOLUNTARILY.

      PLEASE READ CAREFULLY. THIS RELEASE HAS IMPORTANT LEGAL CONSEQUENCES.


Date: __________, 2002

                                             ---------------------
                                             JEFFREY MCGUIRE, PH.D.

On this ____ day of _____, 2002, before me personally came Jeffrey McGuire, Ph.D., to me known to be the individual described in the foregoing instrument, who executed the foregoing instrument in my presence, and who duly acknowledged to me that he executed the same.


                                             -----------------------------------
                                             Notary Public

RECEIPT ACKNOWLEDGED:

ENZON, INC.

By:
      -----------------
     Name:
     Title: